UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2020

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Election Road, Suite 100	84020
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 8.01.  Other Events

Security National Financial Corporation to Join Russell 3000® Index

On June 26, 2020, Security National Financial Corporation (the “Company”) announced that it is set to join the broad-market Russell 3000® Index at the conclusion of the 2020 Russell indexes annual reconstitution. The newly reconstituted Russell indexes will be effective upon the opening of the Nasdaq National Market on June 29, 2020, according to a preliminary list of additions to the Russell 3000® Index, which was posted on June 5, 2020. Russell rebalances its indexes once each year in June, called “reconstitution.” The reconstitution consists of updating the global list of investable stocks and assigning them to the appropriate indexes.

The annual Russell indexes reconstitution captures the stocks of the 4,000 largest United States companies, ranking them by total market capitalization, which is based on the actual number of shares available for trading. Membership in the U.S. all-cap Russell 3000® Index, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index. FTSE Russell, which is owned by the London Stock Exchange Group, determines membership for its Russell indexes primarily by market-capitalization rankings.

Russell indexes are a family of global stock market indices from FTSE Russell that allow investors to track the performance of distinct market segments worldwide. Many investors use mutual funds or exchange-related funds based on the FTSE Russell Indexes as a way of gaining exposure to certain parts of the U.S. stock market. Additionally, many investment managers use the Russell Indexes as benchmarks to measure their own performance. Russell’s index design has also led to more assets benchmarked to its U.S. index family than all other U.S. equity indexes combined.

Russell indexes began in 1984 when the firm launched its family of U.S. indices to measure U.S. market segments and, as a result, better track the performance of investment managers. The resulting methodology produced the broad-market Russell 3000® Index and sub-components such as the small-cap Russell 2000® Index. The broad-market U.S. Index is the Russell 3000® Index, which is divided into several sub-indexes, including the small-cap Russell 2000® Index. Using a rules-based and transparent process, Russell forms its indexes by listing all companies in descending order by market capitalization adjusted for float, which is the actual number of shares available for trading.

In the United States, the top 3000 stocks (those of the 3000 largest companies) make up the broad-market Russell 3000® Index. The top 1000 of those companies make up the large-cap Russell 1000® Index, and the bottom 2000 (the smaller companies) make up the small-cap Russell 2000® Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION

                                    (Registrant)

Date: June 29, 2020

By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer